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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Metretek Technologies, Inc. on Form S-3 of our report dated March 8, 2005 on the consolidated financial statements of Metretek Technologies, Inc., and our report dated February 4, 2005 on the financial statements of Marcum Midstream 1995-2 Business Trust, appearing in the Annual Report on Form 10-K of Metretek Technologies, Inc. for the year ended December 31, 2004 also incorporated by reference. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Hein & Associates LLP

Denver, Colorado
November 7, 2005